UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/28/2007

Website Pros, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51595

Delaware	94-3327894
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12735 Gran Bay Parkway West, Building 200
Jacksonville, FL 32258
(Address of principal executive offices, including zip code)

(904) 680-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2007, Website Pros, Inc. (the "Company") announced the appointment of Robert S. McCoy, Jr. to its board of directors, effective March 28, 2007. Mr. McCoy has been a director of Krispy Kreme Doughnuts, Inc. since November 2003 and is currently the Chairman of its Audit Committee and a member of its Governance Committee. He has been a director of MedCath Corporation since October 2003 and is currently the Chairman of its Audit Committee and Governance and Nominating Committee and a member of its Compliance Committee. Mr. McCoy retired in September 2003 as Vice Chairman and Chief Financial Officer of Wachovia Corporation, a diversified financial services company, where he had been a senior executive officer since 1991. Mr. McCoy has not been appointed to any committee of the Company's board of directors.

Additionally, the Company announced that Deven Parekh, managing director of Insight Venture Partners, LLC, and George Still, managing general partner of Norwest Venture Partners, have decided not to stand for reelection to the Company's board of directors at the 2007 Annual Meeting of Stockholders scheduled for May 8, 2007.

A copy of the Company's press release dated March 28, 2007 is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

99.1 Press release dated March 28, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Website Pros, Inc.

Date: March 28, 2007	By:	/s/ Matthew P. McClure
Matthew P. McClure
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated March 28, 2007.